UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2009

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2009, dELiA*s, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (the “Subsidiaries”) entered into a Letter of Credit Agreement (the “Letter of Credit Agreement”) with Wells Fargo Retail Finance II, LLC (“Wells Fargo”). The Letter of Credit Agreement replaces the Company’s Second Amended and Restated Credit Agreement, as amended and extended, with Wells Fargo, which expired by its terms on June 26, 2009.

The Letter of Credit Agreement, which has a maturity date of June 26, 2011, provides for the issuance of letters of credit to finance the acquisition of inventory from suppliers, to provide standby letters of credit to factors, landlords, insurance providers and other parties for business purposes, and for other general corporate purposes. Aggregate letters of credit issued and to be issued under the Letter of Credit Agreement at any one time outstanding may not exceed the lesser of $15,000,000 or an amount equal to a certain percentage of cash collateral held by Wells Fargo to secure repayment of the Company’s and the Subsidiaries’ respective obligations to Wells Fargo under the Letter of Credit Agreement and related letter of credit documents. The Company has secured these obligations by the pledge to Wells Fargo of cash collateral in the amount of $15,750,000. None of the other assets or properties of the Company, or any of its subsidiaries or affiliates, have been pledged as collateral for these obligations.

The Letter of Credit Agreement calls for the payment by the Company of an unused line fee of 0.75% per annum on the average unused portion of the credit facility under the Letter of Credit Agreement, a letter of credit fee of 2.00% per annum on the average outstanding face amount of letters of credit issued under the Letter of Credit Agreement, as well as other customary fees and expenses generally charged by the letter of credit issuer. The Letter of Credit Agreement also contains representations and warranties, affirmative and negative covenants, and events of default that are customary for credit facilities of this type. The Letter of Credit Agreement does not contain any financial covenants with which the Company or any of its subsidiaries or affiliates must comply during the term of the Letter of Credit Agreement.

The foregoing description of the Letter of Credit Agreement is qualified in its entirety by reference to the text of the Letter of Credit Agreement, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.01	Letter of Credit Agreement dated June 26, 2009 among dELiA*s, Inc., certain of its subsidiaries, and Wells Fargo Retail Finance II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: June 26, 2009	By:	/s/ Marc G. Schuback
Marc G. Schuback, Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.01	Letter of Credit Agreement dated June 26, 2009 among dELiA*s, Inc., certain of its subsidiaries, and Wells Fargo Retail Finance II, LLC.